--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                        5350 LAKEVIEW PARKWAY DRIVE SOUTH
                           INDIANAPOLIS, INDIANA 46268

To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Championship Auto Racing Teams, Inc. to be held on Thursday, July 17, 2003 at 10:00 a.m. Indianapolis time at the corporate offices of Championship Auto Racing Teams, Inc., 5350 Lakeview Parkway Drive South, Indianapolis, Indiana 46268.

Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Championship Auto Racing Teams, Inc.

Sincerely,

/s/ Christopher R. Pook
-------------------------
Christopher R. Pook
President/CEO
Championship Auto Racing Teams, Inc.

May 27, 2003

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders.............................................................................   1

            Q:       Why am I receiving these materials?.............................................................   2

            Q:       What information is contained in these materials?...............................................   2

            Q:       What is a proxy?................................................................................   2

            Q:       What proposals will be voted on at the meeting?.................................................   2

            Q.       What shares owned by me can be voted?...........................................................   2

            Q.       What is the difference between holding shares as a stockholder of record and

                     as a beneficial owner?..........................................................................   2

                        Stockholder of Record........................................................................   2

                        Beneficial Owner.............................................................................   2

            Q:       How can I vote my shares in person at the meeting?..............................................   3

            Q:       How can I vote my shares without attending the meeting?.........................................   3

            Q:       Can I vote by telephone or on the Internet if I am not a registered stockholder?................   3

            Q:       Can I change my vote?...........................................................................   3

            Q:       How are votes counted?..........................................................................   3

            Q:       What is the voting requirement to approve each of the proposals?................................   3

            Q:       How will abstentions be treated?................................................................   4

            Q:       How will broker non-votes be treated?...........................................................   4

            Q:       What does it mean if I receive more than one proxy or voting instruction card?..................   4

            Q:       Where can I find the voting results of the meeting?.............................................   4

STOCK OWNERSHIP......................................................................................................   5

            Who are the largest owners of CART's stock?..............................................................   5

            How much stock do CART's directors and executive officers own?...........................................   5

            Section 16(a) Beneficial Ownership Reporting Compliance..................................................   7

BOARD STRUCTURE AND COMPENSATION.....................................................................................   7

DIRECTOR COMPENSATION ARRANGEMENTS...................................................................................   8

PROPOSAL NO. 1- ELECTION OF DIRECTORS................................................................................   9

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS.............................................................  12

EXECUTIVE OFFICERS AND KEY EMPLOYEES.................................................................................  13

EXECUTIVE COMPENSATION...............................................................................................  15

                        Summary Compensation Table...................................................................  15

                        Option Grants In Last Fiscal Year............................................................  16

                        Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values.............  16

REPORT OF THE COMPENSATION COMMITTEE.................................................................................  17

REPORT OF THE AUDIT COMMITTEE........................................................................................  18

STOCK PERFORMANCE GRAPH..............................................................................................  20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................................  21

ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS..........................  24

            Q:       What happens if additional proposals are presented at the meeting?..............................  24

            Q:       Which shares are entitled to be voted?..........................................................  24

            Q:       What is the quorum requirement for the meeting?.................................................  24

            Q:       Who will count the vote?........................................................................  24

            Q:       Is my vote confidential?........................................................................  24

            Q:       Who will bear the cost of soliciting votes for the meeting?.....................................  24

            Q:       May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?.....................................................  25

APPENDIX A - AUDIT COMMITTEE CHARTER

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                        5350 LAKEVIEW PARKWAY DRIVE SOUTH
                           INDIANAPOLIS, INDIANA 46268
                                 (317) 715-4100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                                10:00 a.m. Indianapolis time on Thursday,
                                    July 17, 2003

PLACE Championship Auto Racing Teams, Inc. 5350 Lakeview Parkway Drive South Indianapolis, Indiana 46268

ITEMS OF BUSINESS                   (1)      To elect directors

                                    (2)      To ratify the appointment of
                                             independent accountants

                                    (3)      To consider such other business as
                                             may properly come before the
                                             meeting

RECORD DATE                         You are entitled to vote if you were a
                                    stockholder at the close of business on
                                    Friday, May 23, 2003.

VOTING BY PROXY                     Please submit the proxy as soon as possible
                                    so that your shares can be voted at the
                                    meeting in accordance with your
                                    instructions. You may submit your proxy (1)
                                    over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the Questions and Answers beginning on page 2 of this proxy statement and the instructions on the proxy card.

                                    By Order of the Board of Directors

                                    /s/ Christopher R. Pook
                                    -------------------------
                                    Christopher R. Pook
                                    President/CEO

    This proxy statement and accompanying proxy card are being distributed on or about June 3, 2003.

Q:    WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors of Championship Auto Racing Teams, Inc. ("CART") is providing these proxy materials for you in connection with CART's annual meeting of stockholders which will take place on July 17, 2003. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:    WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information. Our 2002 Annual Report to Stockholders was previously delivered to stockholders, under separate cover, and additional copies are available upon written request to the Company.

Q:    WHAT IS A PROXY?

A: It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or proxy card. We have designated Christopher R. Pook and Thomas L. Carter as proxies for the 2003 Annual Meeting of Stockholders.

Q:    WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:    There are two proposals scheduled to be voted on at the meeting:

      -    The election of directors

      -    The ratification of independent accountants

Q.    WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of May 23, 2003, the record date, may be voted by you. These shares include those: (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many CART stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      STOCKHOLDER OF RECORD

      If your shares are registered directly in your name with CART's Transfer Agent, Wells Fargo Minnesota N.A., you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by CART. As a stockholder of record, you have the right to grant your voting proxy directly to CART or to vote in person at the meeting. CART has enclosed a proxy card for your use.

      BENEFICIAL OWNER

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q:    HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

      EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:    HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

      BY INTERNET - If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

      BY TELEPHONE - If you live in the United States or Canada, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card.

      BY MAIL - You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?".

Q: CAN I VOTE BY TELEPHONE OR ON THE INTERNET IF I AM NOT A REGISTERED STOCKHOLDER?

A: If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Q:    CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:    HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposal, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:    WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the eight persons receiving the highest number of "FOR" votes will be elected. The other proposal requires the affirmative "FOR" vote of a majority of those shares present, in person or by proxy, and entitled to vote. If you are the beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "HOW WILL BROKER NON-VOTES BE

      TREATED?". In tabulating the voting results for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q:    HOW WILL ABSTENTIONS BE TREATED?

A: If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. If you abstain from voting on the remaining proposal, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

Q:    HOW WILL BROKER NON-VOTES BE TREATED?

A: Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have the following effects:

      Proposal 1: Broker non-votes will have no effect on the election of directors.

      Proposal 2: Broker non-votes will not be counted in determining the number of shares necessary for ratification of the appointment of the Company's independent auditors and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of the proposal.

      Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
      CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of 2003.

      Additional Q&A information regarding the annual meeting and stockholder proposals may be found on pages 24 and 25.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF CART'S STOCK?

      The following table shows the amount of CART common stock beneficially owned by any person or group known to us that is the beneficial owner of more than 5% of CART's common stock as of May 23, 2003.

                                              AGGREGATE NUMBER    PERCENT OF
                                                 OF SHARES          SHARES
       NAME AND ADDRESS                      BENEFICIALLY OWNED   OUTSTANDING
       ----------------                      ------------------   -----------
Gerald R. Forsythe (1)                           3,377,400          22.95%
Forsythe Racing, Inc.
Indeck Energy Services, Inc.
1111 South Willis Avenue
Wheeling, IL 60090

FMR Corp. (2)                                    1,471,600           9.99%
Edward C. Johnson, III
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Jonathan P. Vannini (3)                          1,255,000           8.53%
828 Irwin Drive
Hillsborough, CA 94010

Fuller & Thaler Asset Management, Inc. (4)       1,145,500           7.78%
Russell J. Fuller
411 Borel Avenue, Suite 402
San Mateo, CA 94402

(1) We have received this information regarding share ownership from the
    Schedule 13D/A that was filed with the SEC on September 12, 2002, and the Form 4 filed with the SEC in February 2003. Mr. Forsythe has agreed to vote and exchange all shares he or his affiliated entities has acquired in excess of 15% of the outstanding stock consistent with the recommendations of the Board of Directors of CART on all strategic matters for a period of three years.

(2) We have received this information regarding share ownership from the
    Schedule 13G that was filed with the SEC on February 13, 2003.

(3) We have received this information regarding share ownership from the
    Schedule 13D/A that was filed with the SEC on November 29, 2001.

(4) We have received this information regarding share ownership from the
    Schedule 13G that was filed with the SEC on February 13, 2003.

HOW MUCH STOCK DO CART'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

      The following table shows the amount of common stock of CART beneficially owned (unless otherwise indicated) by CART's directors, the executive officers of CART named in the Summary Compensation Table below, nominees, and the directors and executive officers of CART as a group. Except as otherwise indicated, all information is as of May 23, 2003.

      The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of July 22, 2003 (60 days after the record date of May 23, 2003) through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his/her spouse) with respect to the shares set forth in the following table.

                                                                            AMOUNT AND            PERCENT OF
                                                                             NATURE OF              SHARES
                                   NAME                              BENEFICIAL OWNERSHIP(1)    OUTSTANDING(2)
                                   ----                              ------------------------   --------------
Christopher R. Pook...............................................    90,000   Vested Options         *

Mario Andretti....................................................    10,000   Vested Options         *

Robert D. Biggs...................................................         0          --              0

Carl A. Haas......................................................   300,500   Indirect (3)         2.04%

James F. Hardymon.................................................    80,000   Vested Options         *

James A. Henderson................................................     1,000   Direct
                                                                      20,000   Vested Options         *

U.E. Patrick......................................................       100   Direct               1.01%
                                                                     141,300   Indirect (4)
                                                                       7,585   Vested Options

Rafael A. Sanchez.................................................    10,000   Vested Options         *

Frederick T. Tucker...............................................    20,000   Vested Options         *

Derrick Walker....................................................     7,500   Indirect (5)           *

Thomas L. Carter..................................................     3,000   Direct                 *
                                                                      33,334   Vested Options

Vicki O'Connor....................................................    20,834   Vested Options         *

All current directors and executive officers as a
   group (12) persons.............................................     4,100   Direct               4.96%
                                                                     449,300   Indirect
                                                                     291,753   Vested Options

* Represents less than 1% of the Company's outstanding common stock.

(1) "Vested Options" are stock options which may be exercised as of July 22, 2003.

(2) Percentages are based upon 14,718,134 shares of common stock outstanding on May 23, 2003.

(3) The shares are held of record by Newman/Haas Racing, Carl Haas Enterprises, Inc. and Mr. Haas' spouse.

(4)   The shares are held of record by Patrick Racing, Inc.

(5)   The shares are held of record by Derrick Walker Racing, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. CART believes that during fiscal 2002, its officers and directors complied with all Section 16(a) filing requirements. In making this statement, CART has relied upon the written representations of its directors and officers. CART believes that Gerald R. Forsythe, a holder of more than 10% of our common stock, filed a Form 4 late, reporting the sale of 135,000 shares of common stock in December 2002.

                        BOARD STRUCTURE AND COMPENSATION

      During 2002, our Board had the following three committees: (1) Executive,
(2) Audit and (3) Compensation. Immediately following the 2002 Annual Meeting of Stockholders, our Board had nine directors. Messrs. Andretti and Patrick will not stand for re-election at this meeting. The Board has amended our bylaws to provide for a board composed of eight directors.

      The Board and Committee membership during fiscal 2002 and the function of each committee are described below. During 2002, the Board held seven meetings and nine telephonic meetings. Except for Mr. Sanchez, each nominee for Director attended at least 75% of all Board and applicable Committee meetings for the period of time he served as a member of the Board. Mr. Sanchez attended fewer than 75% of all Board and applicable Committee meetings during 2002 due to health issues, but has attended 100% of all Board and applicable Committee meetings since January 1, 2003.

         NAME OF DIRECTOR              EXECUTIVE   AUDIT   COMPENSATION
         ----------------              ---------   -----   ------------
Non-Employee Directors:
Mario Andretti (1)..................
Carl A. Haas .......................
James F. Hardymon ..................       X*       X*
James A. Henderson .................       X        X
U.E. Patrick (1) ...................       X
Rafael A. Sanchez...................                X
Frederick T. Tucker ................                X(3)       X*
Derrick Walker .....................       X                   X

Employee Directors:
Christopher R. Pook.................       X

Number of Meetings in Fiscal 2002...       5        5          6(2)

X = Committee member; * = Chair

(1) Will not stand for re-election.

(2) The Committee also took one action in writing.

(3) Mr. Tucker served as a member of the Committee until Mr. Sanchez was elected.

THE EXECUTIVE COMMITTEE

      The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Executive Committee has full authority to act on behalf of the Board, except that it cannot amend CART's by-laws, recommend any action that requires the approval of the stockholders or take any other action not permitted under Delaware law to be delegated to a committee. The members of the Executive Committee are currently Messrs. Pook, Hardymon, Henderson and Patrick.

THE AUDIT COMMITTEE

      The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to the Board for the selection of independent accountants. In discharging its duties, the committee:

      - reviews and approves the scope of the annual audit and the independent accountants' fees;

      - meets independently with our internal accounting staff, our independent accountants and our senior management; and

      - reviews the general scope of our accounting, financial reporting, annual audit and internal audit program, and matters relating to internal control systems as well as the results of the annual audit.

      The members of the Audit Committee are currently Messrs. Hardymon, Henderson and Sanchez. Each member of the Audit Committee is an "independent director," as defined in the rules of The New York Stock Exchange. The Audit Committee operates pursuant to a written charter, a copy of which is attached as Appendix A to this proxy statement.

THE COMPENSATION COMMITTEE

      The Compensation Committee determines, approves and reports to the Board on all elements of compensation for our elected executive officers and all new employees whose annual salary exceeds $150,000. The members of the Compensation Committee are currently Messrs. Tucker and Walker.

                       DIRECTOR COMPENSATION ARRANGEMENTS

      The following information relates to CART's compensation and reimbursement practices during 2002 for directors who are not CART officers and who are not affiliated with teams participating in CART events (Messrs. Andretti, Hardymon, Henderson, Sanchez and Tucker). CART employees and those directors who are affiliated with teams participating in CART events do not receive any compensation for their Board activities.

      In addition to the cash compensation discussed below, members of the Board of Directors who are not CART officers and who are not affiliated with teams participating in CART events (Messrs. Andretti, Hardymon, Henderson, Sanchez and Tucker) received options to purchase 10,000 shares of common stock when first elected and options to purchase 5,000 shares upon each re-election.

      During 2002, members of the Board of Directors who were not CART officers and who were not affiliated with teams participating in CART events, were paid an annual retainer of $25,000. All Board members were reimbursed for expenses attendant to Board membership.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         There are eight nominees for election to our Board this year. All of the nominees have served as directors since the last annual meeting, except for Mr. Biggs, who is a nominee, but does not currently serve as a director. Information regarding the business experience of each nominee is provided below. Messrs. Andretti and Patrick will not stand for re-election at this Meeting. All directors are elected annually to serve until the next annual meeting and until their respective successor is elected.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

ROBERT D. BIGGS                         Mr. Biggs retired from the accounting firm of
Nominee for Director                    Pricewaterhouse-Coopers in October 1999. Mr. Biggs was
Age 60                                  the managing partner of the PricewaterhouseCoopers
                                        office in Peoria, Illinois from 1984 through 1990 and
                                        was the managing partner of the Indianapolis office
                                        from 1992 to 1999. Mr. Biggs has been the responsible
                                        partner for accounting services for a variety of New
                                        York Stock Exchange listed companies throughout his
                                        career. Mr. Biggs graduated from Manchester College in
                                        1967 with a Bachelor of Science degree.

CARL A. HAAS                            Since 1960, Mr. Haas has served as Chief Executive
Director since December 1997            Officer of Carl A. Haas Auto Imports, a company
Age 73                                  specializing in the distribution of race cars and
                                        parts. Since 1982, Mr. Haas has also served as the
                                        Managing Partner of Newman Haas Racing. Since 1992, he
                                        has served as President of Carl A. Haas Racing Teams,
                                        Ltd. and, since 1996, as the Managing Member of Texaco
                                        Grand Prix of Houston, LLC. Both Carl A. Haas Racing
                                        Teams, Ltd. and Texaco Grand Prix of Houston, LLC are
                                        race promotion organizations. In addition, Mr. Haas
                                        also holds positions with various companies, including,
                                        but not limited to, Carl A. Haas Enterprises, Inc.,
                                        Team Haas USA Ltd., Road America, SCCA Pro Racing, Inc.
                                        and Milwaukee Mile, Inc., all of which are racing
                                        related businesses.

JAMES F. HARDYMON                       Mr. Hardymon retired as Chairman and Chief Executive
Director since April 1998               Officer of Textron, Inc. in January 1999. Textron, Inc.
Age 68                                  is a public company, supplying aerospace, automotive
                                        and industrial components. He joined Textron in 1989 as
                                        President and Chief Operating Officer, became Chief
                                        Executive Officer in 1992, assumed the additional title
                                        of Chairman in 1993. Prior to joining Textron, Mr.
                                        Hardymon was President, Chief Operating Officer and a
                                        director of Emerson Electric Co., a global manufacturer
                                        of electrical and electronic products and systems. Mr.
                                        Hardymon is a director of Air Products and Chemicals,
                                        Inc., Schneider Electric SA, Lexmark International,
                                        Inc., Circuit City Stores, Inc. and American Standard
                                        Companies, Inc. Mr. Hardymon is also a member of the
                                        Advisory Boards of Investcorp International, Inc. and
                                        Proudfoot Consulting Company.

JAMES A. HENDERSON                      Mr. Henderson retired as Chairman of the Board and
Director since July 2000                Chief Executive Officer of Cummins, Inc. in 1995 after
Age 68                                  serving as Chief Executive Officer since 1994 and its
                                        President since 1977. He received a Bachelor of Arts
                                        degree from Princeton University in 1956, served in the
                                        U.S. Navy and received an M.B.A. from Harvard in 1963.
                                        He joined Cummins, Inc. in 1964. Mr. Henderson serves
                                        as a director of SBC Communications, Inc.,
                                        International Paper Company, Ryerson Tull, Inc., Rohm
                                        and Haas Company, and Nanophase Technologies
                                        Corporation.

CHRISTOPHER R. POOK                     Mr. Pook has served as President and CEO of the Company
Director since January 2002             since December 2001. Prior to joining the Company, Mr.
Age 62                                  Pook served as President of the Grand Prix Association
                                        of Long Beach, Inc., a subsidiary of Dover Downs,
                                        Entertainment, Inc. In 1973, Mr. Pook conceived the
                                        idea of running a world-class automobile race through
                                        the city streets of Long Beach, and his dream became a
                                        reality when the initial event, a Formula 5000 event,
                                        was staged in September 1975. Thereafter, the Long
                                        Beach Grand Prix became a Formula One race and "The
                                        Toyota Grand Prix of Long Beach" evolved into an annual
                                        event on the World Championship Grand Prix circuit.
                                        Following the 1983 event, Mr. Pook made a decision to
                                        change the format of the Long Beach Grand Prix from
                                        Formula One to CART Champ Cars. In 1996, the Grand Prix
                                        Association of Long Beach, Inc., with Mr. Pook as
                                        President and Chief Executive Officer, completed an
                                        initial public offering of stock, and also acquired
                                        tracks in St. Louis and Memphis. In 1998, this company
                                        was purchased by Dover Downs Entertainment, Inc. (NYSE:
                                        DVD). Mr. Pook has served as a member of the Board of
                                        Directors of Dover Downs Entertainment, Inc. since
                                        1998. Mr. Pook is a Member of the Board of Directors of
                                        the Los Angeles Organizing Committee for the 2012
                                        Olympic Games; he is Co-Chair of the Local Organizing
                                        Committee for the 2005 FINA World Swimming
                                        Championships and is Chairman of the Board of the Long
                                        Beach Area Convention & Visitors Bureau.

RAFAEL A. SANCHEZ                       Mr. Sanchez has served as President and CEO of various
Director since June 2002                ventures since 1998, including Sanchez Motorsports
Age 54                                  Group, Inc., Motorsports Americas, Inc., Douglas Road
                                        Partners, and RAS Development, Inc. From 1995 to 1998,
                                        Mr. Sanchez served as the President and CEO of
                                        Homestead-Miami Speedway. Mr. Sanchez was the founder
                                        of the Miami Grand Prix, the street race that ran
                                        through downtown Miami from 1983 through 1995. Mr.
                                        Sanchez developed the Homestead-Miami Speedway.

FREDERICK T. TUCKER                     Mr. Tucker served as Deputy to the Chief Executive
Director since May 2000                 Office of Motorola, Inc. from October 2000 until his
Age 62                                  retirement in February 2001. From January 2000 to
                                        October 2000, Mr. Tucker was President, Semiconductor
                                        Products Sector, and Deputy to the Chief Executive
                                        Officer of Motorola, Inc. After joining Motorola in
                                        1965, Mr. Tucker served in a number of senior
                                        management positions, including President and General
                                        Manager of the Automotive, Component, Computer and
                                        Energy Sector. Prior to that, Mr. Tucker served as
                                        Executive Vice President and General Manager of the
                                        Automotive and Industrial Electronics Group and
                                        Corporate Vice President and General manager of
                                        Motorola's Bipolar Analog IC Division in Arizona, a
                                        manufacturer of semiconductor products. Mr. Tucker has
                                        served as a trustee of Rochester Institute of
                                        Technology since 1986.

DERRICK WALKER                          Mr. Walker is currently the President and owner of
Director since December 1997            Walker Racing, LLC, which was formed in 1990. In 1988,
Age 56                                  he joined Al Holbert's Porsche Indy car project and
                                        assumed control of the program upon the death of Al
                                        Holbert. From 1980 to 1988, he was responsible for
                                        Penske Racing, Inc.'s Indy car program.

                                 PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as CART's independent accountants to audit CART's consolidated financial statements for the year ended December 31, 2003. During 2002, Deloitte & Touche LLP, served as CART's independent accountants and provided certain tax and consulting services. Representatives of Deloitte & Touche LLP are expected to attend the meeting where they will be available to respond to questions and, if they desire, to make a statement.

         Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for 2002 and the review of the financial statements in our Forms 10-Q was $121,519.

         Tax Fees. The aggregate fees billed by Deloitte & Touche LLP for tax compliance, tax advice and tax planning services was $23,153.

         All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for other non-audit services rendered to us for the year ended December 31, 2002 was $14,828.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CART'S INDEPENDENT ACCOUNTANTS FOR 2003. If the appointment is not ratified, our Board will select other independent accountants.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table provides information regarding each of CART's executive officers and certain key employees. Messrs. Pook and Lopes have entered into employment agreements pursuant to which they hold their current positions. All other officers are elected to serve one year terms.

        NAME              AGE                  POSITION
        ----              ---                  --------
Christopher R. Pook(1)    62     President and Chief Executive Officer

David Clare               48     Chief Operating Officer

Thomas L. Carter          47     Chief Financial Officer/Vice President
                                 of Administration of CART, Inc.

Steve Fusek               40     Vice President of Marketing of CART,
                                 Inc.

John Lopes                41     Vice President of Racing Operations of
                                 CART, Inc.

Adam Saal                 39     Vice President of Communications of
                                 CART, Inc.

J. Carlisle Peet          50     Vice President and Chief Legal Officer
                                 of CART, Inc.

Rena Shanaman             51     Vice President of Joint Venture
                                 Promoter Relations of CART, Inc.

Vicki O'Connor            57     President of Pro-Motion Agency, Ltd.
                                 (Toyota Atlantic Series)

-----------------------

(1)      See Mr. Pook's biography on page 10.

         David Clare was elected Chief Operating Officer of the Company in January 2003. From April 2000 through December 2002, Mr. Clare was a director of Merit/Burson-Marsteller, a leading communications company. From April 1996 to March 2000, Mr. Clare was managing director of Event Promotion International Limited, an event and sports marketing company. Prior to assuming the position with Event Promotion International Limited, Mr. Clare served as financial controller and various other positions in Formula 1 Constructors Association for a period of approximately ten years.

         Thomas L. Carter was elected Chief Financial Officer in October 2000 and was first named Vice President of Finance and Administration of CART, Inc. in March 1998 after serving as Director of Finance since February 1997. From 1995 to 1996, Mr. Carter was employed by Rehman Robinson as a senior tax manager. From 1990 to 1995, Mr. Carter was employed by Deloitte & Touche as a senior tax consultant. From 1973 to 1989, Mr. Carter worked in various positions with the Michigan Department of Treasury. Mr. Carter is a certified public accountant.

         Steve Fusek was named Vice President of Marketing of CART, Inc. in December 2001. From May 1996 through September 2001, Mr. Fusek served as Vice President of Business Operations for PacWest Racing Group, responsible for accounting, marketing, contracts, hospitality and graphics. Prior to assuming that position, Mr. Fusek served in various capacities with PacWest Racing Group from 1994, including Team Coordinator and Business Manager. During 1992 and 1993, Mr. Fusek was team coordinator and had team operations responsibilities with Walker Racing.

         John Lopes was elected Vice President of Racing Operations in September 2001. Mr. Lopes graduated in 1985 from the U.S. Military Academy at WestPoint, New York with concentrations in both engineering and international security. He served over five years as an air/cavalry aviation officer and served as an aviation headquarters commander in the seventh infantry division and during Operation Just Cause in the Republic of Panama. Mr. Lopes began his career in motor sports in 1990 while attending Duke University School of law where he graduated with a juris-doctorate in 1993. While in law school, Mr. Lopes also worked full-time on public relations and marketing projects in NASCAR with all levels including Winston Cup. From 1993 to 1998, Mr. Lopes practiced law in Dallas, Texas with the law firm of Gardere and Wynne, extending his motor sports participation by representing drivers, teams and sponsors in the stockcar industry. He worked with large privately held businesses as well as professional athletes and the NBA's Dallas Mavericks. From 1998 to September 2001, Mr. Lopes served as General Manager of TeamXtreme Racing in the Indy Racing League.

         Adam Saal joined CART as the Vice President of Communications in January 2002, as part of the management restructuring initiated by President and CEO Christopher R. Pook. The appointment marks the second time Mr. Saal has held the top communications and public relations position at CART, previously heading the department in 1995 through 1996. A career motorsports professional, Mr. Saal began with the Barber Saab Pro Series (now Barber Dodge Pro Series) in 1988 as a public relations account executive. Later that year, Mr. Saal joined the International Motor Sports Association (IMSA) as director of communications, his first management position. In 1991, Mr. Saal joined Mr. Pook at the Grand Prix Association of Long Beach as that company's vice president of communications. In that capacity, Saal ran all of the media, public relations and communications projects related to the annual Toyota Grand Prix of Long Beach and other company projects. In December 1994, Saal joined CART for the first time as Director of Public Relations and stayed with the organization through December 1996 before leaving to start his own communications and public relations company, Saal L.L.C., which served as the primary and exclusive public relations and communications agency for the former CART series, the Dayton Indy Lights Championship from January 1997 through November 2001.

         J. Carlisle Peet became Vice President/Chief Legal Officer of CART, Inc. in June 2002. Mr. Peet graduated from Syracuse University School of Law in 1978. From 1981 through 2001, he served as Assistant General Counsel for three publicly traded companies, Rollins Truck Leasing Corp., Matlack Inc., and Rollins Environmental Services, Inc. Concurrently, from 1988 through 2001, Mr. Peet served as Vice President and General Counsel for Rollins Leasing Corp., the operating subsidiary of Rollins Truck Leasing Corp.

         Rena Shanaman is serving in a new role beginning in January 2002, as Vice President of Joint Venture Promoter Relations, She was first named Vice President of Client Relations for CART, Inc. in July 1996 after serving as the General Manager of CART's inaugural U.S. 500 on a contractual basis. Ms. Shanaman has been involved in motorsports for more than 16 years, including the Detroit Grand Prix, Molson Indy Vancouver and the Arrivederci, Mario tour for racing legend Mario Andretti.

         Vicki O'Connor is the founder, and has served as President, of Pro-Motion Agency, Ltd., which has administered the Atlantic Championship Series since 1985. From 1983 through 1984, Pro-Motion also organized the Pro Sports 2000 Series.

                             EXECUTIVE COMPENSATION

         The following table discloses compensation received by each person who served as CART's Chief Executive Officer during 2002 and its four other most highly paid executive officers for the fiscal year ending December 31, 2002, as well as their compensation for the fiscal years ending December 31, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL                                      LONG TERM COMPENSATION
                                              COMPENSATION                                           AWARDS
                                         -----------------------                             ----------------------
                                                                                         SECURITIES
                                                                                         UNDERLYING
                                                                      OTHER ANNUAL        OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)    BONUS ($)    COMPENSATION ($)      SARS (#)     COMPENSATION ($)
---------------------------      ----    ----------    ---------    ----------------      --------     ----------------
Christopher R. Pook(1)           2002     $375,000     $169,000          (2)              250,000         $20,000(3)
  President and CEO              2001       14,423      120,000                           450,000               0

Thomas L. Carter                 2002     $210,000     $      0          (2)               40,000         $ 5,330(3)
  Chief Financial Officer        2001      200,000       20,000                            50,000           3,435

Vicki O'Connor                   2002     $195,700     $      0          (2)                    0         $ 5,285(3)
  President of Pro-Motion        2001      190,000            0                             5,000           6,153
  Agency, Ltd.                   2000      185,000            0                             5,000          10,051

(1) Mr. Pook was elected as President and CEO in December 2001. He was not employed by CART prior to that time. He has entered into an employment agreement whereby he will be paid a base salary of $375,000 per year.

(2) The aggregate amount of perquisite compensation to be reported herein is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer. No other annual compensation was paid or payable to the named executive officers in the years indicated.

(3) Includes the payment of term life insurance premiums on behalf of the named executive officer, as follows: Mr. Pook ($2,580); Mr. Carter ($2,580); Ms. O'Connor ($2,535). Includes the contributions to defined benefit plans on behalf of the named executive officer, as follows: Mr. Pook ($2,750); Mr. Carter ($2,750); Ms. O'Connor ($2,750). Also
         includes the payment of premiums for life and disability insurance on behalf of Mr. Pook in the amount of $14,670.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in 2002 to each of the named executive officers.

                                                 INDIVIDUAL GRANTS
                                     -----------------------------------------
                       NUMBER OF       % OF TOTAL
                       SECURITIES       OPTIONS
                       UNDERLYING      GRANTED TO       EXERCISE                   GRANT DATE
                        OPTIONS       EMPLOYEES IN        PRICE     EXPIRATION      PRESENT
      NAME             GRANTED(1)    FISCAL YEAR(2)    ($/SHARE)      DATE(3)     VALUE ($)(4)
      ----             ----------    --------------    ---------      -------     ------------
Christopher R. Pook      250,000           49%           $4.90      8/27/2012       $599,889
Thomas L. Carter          40,000           10%            4.90      8/27/2012         95,982
Vicki O'Connor                 0            0               --             --             --

-----------------------------

(1) The options granted in 2002 are exercisable 33% after the first year, 66% after the second year and 100% after the third year.

(2)      CART granted options representing 513,250 shares to employees in 2002.

(3) The options expire the earlier of the date set forth herein or within a period specified in the option agreement following termination of employment with CART.

(4) CART used a Black-Scholes model of option valuation to determine grant date present value. CART does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named officers are based on a ten-year option term. Other assumptions used for the valuations are: interest rate of 3%; annual dividend yield of 0%; and volatility of 32%.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises in 2002 by each of the named executive officers and the values of each of such officer's unexercised options at December 31, 2002.

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING             VALUE OF UNEXERCISED IN-THE-
                        NUMBER OF                    UNEXERCISED OPTIONS AT             MONEY OPTIONS AT
                         SHARES                          FISCAL YEAR-END                FISCAL YEAR-END(1)
                       ACQUIRED ON      VALUE     ----------------------------    ----------------------------
       NAME             EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
       ----            -----------    --------    -----------    -------------    -----------    -------------
Christopher R. Pook        0              0         90,000          610,000            0               0
Thomas L. Carter           0              0         33,334           81,666            0               0
Vicki O'Connor             0              0         20,834           11,666            0               0

--------------------------

(1) The value of unexercised options is based upon the difference between the exercise price and the average of the high and low market prices on December 31, 2002 of 3.70.

                      EQUITY PLAN COMPENSATION INFORMATION

         The following table sets forth information regarding outstanding options, warrants and rights and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2002. Descriptions of the plans are included in footnote 13 of our audited financial statements. Each of these plans have been previously approved by the Company's stockholders.

                                                                                            NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE         REMAINING AVAILABLE FOR
                                    BE ISSUED UPON EXERCISE       EXERCISE PRICE OF      FUTURE ISSUANCE (EXCLUDING
                                    OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,       SECURITIES REFLECTED IN
        PLAN CATEGORY                 WARRANTS, RIGHTS (a)      WARRANTS, RIGHTS (b)           COLUMN (a)) (c)
        -------------                 --------------------      --------------------           ---------------
Equity compensation plans
approved by security holders:

(1)  1997 Employee and
Director Stock Option Plans                  175,270                   $18.88                       none*

(2)  1997 Director Stock
Option Plan                                   90,000                   $21.20                       none*

(3)  2001 Long-Term Stock
Incentive Plan                             1,136,050                   $11.49                      363,950

Equity compensation plans
not approved by security
holders                                       none                 not applicable              not applicable
                                              ----                 --------------              --------------
      Total                                1,401,320                   $13.04                      363,950
                                           =========                   ======                      =======

----------------

* No further options will be granted under either the 1997 Stock Option Plan or the 1997 Director Stock Option Plan.

                      REPORT OF THE COMPENSATION COMMITTEE

         CART's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee, which is comprised of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for elected corporate officers. The Compensation Committee of the Board of Directors has furnished the following report on Executive Compensation for the year ended December 31, 2002

         COMPENSATION PROGRAM. The compensation program for the executive officers of the Company consist of three (3) key elements: (i) base salary; (ii) performance based annual bonus; and (iii) periodic grants of stock options. Compensation Committee believes that this three part approach best serves the interests of CART and its stockholders. It enables CART to meet the requirements of the highly competitive environment in which CART operates, while insuring that executive officers are compensated in a way that advances both the short and long-term interests of the stockholders. The variable annual bonus and stock options relate to an evaluation of the contribution made by the officers of CART to its performance and to his or her goals, and with respect to the stock options, is long-term remuneration related directly to the stock appreciation realized by all CART stockholders.

         BASE SALARY. Base salaries of CART's executive officers, as well as changes in such salaries, take into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer; negotiated terms of any applicable employment contracts; and the length of the officer's service. Salaries of all new employees earning in excess of $150,000 per annum are reviewed and approved by the Compensation Committee.

         ANNUAL BONUS. Annual bonuses for officers are based upon the recommendation of the Chief Executive Officer and are reviewed and approved by the Compensation Committee. Bonuses are based on a number of factors, including achieving CART's financial and operational goals and overall performance by the individual, including meeting certain specific goals and objectives.

         STOCK OPTIONS. The Compensation Committee's policy with respect to Stock Options is to grant options reflecting the participant's position and ability to influence CART's overall performance. The Stock Option Plan is intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of CART and to attract and retain qualified employees. CART's approach has been to grant options to a significant number of employees at all levels in order to align all employees with the stockholders in seeking stockholder value.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Christopher R. Pook was elected President and CEO of CART in December 2001. Under the terms of Mr. Pook's employment agreement, he received a salary of $375,000 for his services in 2002 and received a bonus of $169,000. During 2002, we granted Mr. Pook options to purchase 250,000 shares of the Company's common stock, vesting over a three (3) year period. Effective January 1, 2003, we increased Mr. Pook's salary to $450,000 for his services in 2003. We believe that the increase in Mr. Pook's base salary was warranted based on our assessment of the performance of Mr. Pook in a very difficult environment. In addition to Mr. Pook's salary, he will be entitled to a bonus for services provided during 2003 based upon specific written criteria. The Compensation Committee spent a considerable amount of time analyzing various performance criteria, which are important to the Company and its stockholders and, which will be used as a measurement of Mr. Pook's performance and determine any bonus for 2003

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to a named executive officer. The Compensation Committee believes the Company should be able to continue to manage its executive compensation program to preserve federal income tax deductions.

                             Compensation Committee:

                                   Frederick T. Tucker, Chairman
                                   Derrick Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Board's Compensation Committee is or has been an officer or employee of CART or any of its subsidiaries during the last 10 years.

                          REPORT OF THE AUDIT COMMITTEE

         The Securities and Exchange Commission rules require the company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Committee's activities regarding oversight of the company's financial reporting and auditing process.

         The Audit Committee is comprised solely of independent directors, as defined by the New York Stock Exchange, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

         As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, the company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee acts only in a board-level oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

         In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2002 the Audit Committee:

            - reviewed and discussed the audited financial statements with CART's management,

            - discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (as modified or supplemented), and

            - received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Deloitte & Touche LLP.

            - had private sessions, at each of its meetings, with the Company's independent auditors and, separately, with the Company's financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

         Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality for management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

         Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Championship Auto Racing Teams, Inc. Annual Report on Form 10-K for the year ended December 31, 2002.

                                                 AUDIT COMMITTEE

                                                 James F. Hardymon, Chairman
                                                 James A. Henderson
                                                 Rafael A. Sanchez

                             STOCK PERFORMANCE GRAPH

         The graph below shows the cumulative total shareholder return from the date of CART's initial public offering assuming the investment of $100 on March 10, 1998 in each of CART's common stock, the S&P 500 Index and the Company's peer group. For purposes of this stock performance graph, CART has selected all of the auto racing industry public companies as its peer group. The peer group is comprised of Dover Downs Entertainment, Inc., International Speedway Corporation, and Speedway Motorsports, Inc.

                                [PERFORMANCE GRAPH]

         Assumes that the value of the investment in CART stock and each index was $100 at March 10, 1998 and that all dividends were reinvested.

                                   PLOT POINTS

                  1997      1998      1999      2000      2001      2002
                  ----      ----      ----      ----      ----      ----
CART             100.00    155.92    121.05    110.52     84.68     19.47
S&P 500          100.00    118.62    143.58    130.51    115.00     89.59
Peer Group       100.00    120.17    143.26    108.98    117.68    103.07
Russell 2000     100.00     92.35    111.98    108.72    111.58     88.72

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have historically entered into transactions with related parties, because several of our directors and one of our significant shareholders are team owners. We believe that it is necessary and appropriate to have team owners involved as directors or significant shareholders of the Company because of their unique knowledge of our business. We believe that all the transactions which we have entered into with our directors or significant shareholders, are comparable to the terms that we have in the past or could in the future enter into with third parties with respect to each of these transactions. In order to avoid conflicts of interest, any of our directors who are affiliated with an entity that is entering into a transaction with us have not and will not vote on any matters related to such transactions and may, in certain circumstances, refrain from participating in any discussions related to such transactions.

         The related party transactions under "Purse Distributions, Entry Support Program and Lease Arrangements" are all payments or transactions that are made on the identical basis to all race teams, whether they are affiliated with directors or significant shareholders or not affiliated. The payments payable to related parties under the caption "Team Assistance Program" relate to further assistance that the Company is providing to race teams to assure their participation in the 2003 race season. The amounts payable to each race team vary, depending upon the team's ability to raise third party sponsorship, the number of cars that the team will race in 2003, their budget and other factors. The Company has determined that these payments are necessary in order to assure a proper field for 2003 and believes that the amounts payable to each of the race teams affiliated with a director is consistent with arrangements that the Company could enter into with third parties. Both of these programs were developed to insure the necessary participation in the series. Without this additional funding, it is unlikely that there would have been 18 teams, which would result in defaults under certain of the Company's agreements with promoters and television and could have resulted in severe financial consequences to the Company.

PURSE DISTRIBUTIONS, ENTRY SUPPORT PROGRAM AND TEAM ASSISTANCE

         We have entered into, and we will continue to enter into, transactions with entities that are affiliated with our directors and/or 5% stockholders who are owners of our race teams. Race teams that participate in the Champ Car World Series receive purse distributions on a per race basis and from the year end point fund, which amounts have been paid based solely upon their performance in specific races. All of these payments are made to our race teams regardless of the affiliation with our directors or significant stockholders. During 2002, we also paid a participation payment to our race teams, including those affiliated with directors (or directors who have resigned during the year) and/or 5% stockholders. The following table provides information with respect to payments made during 2002 by us to race teams that are or were affiliated with directors and/or significant stockholders of CART:

      RACE TEAM/AFFILIATED PERSON                PURSE DISTRIBUTIONS     PARTICIPATION PAYMENTS
      ---------------------------                -------------------     ----------------------
Newman/Haas Racing/Carl A. Haas                      $ 2,677,500              $ 380,000
Team Green/Barry E. Green                              2,013,500                570,000
Chip Ganassi Racing Teams, Inc./Chip Ganassi           2,185,000                540,000
Forsythe Racing, Inc./Gerald R. Forsythe               1,532,250                380,000
Patrick Racing, Inc./U.E. Patrick                        317,250                190,000
Derrick Walker Racing, Inc./Derrick Walker               317,750                190,000

         In 2003, we will lease engines and provide financial assistance to every team that participates in the Champ Car World Series, including teams affiliated with our directors and/or 5% stockholders. The financial assistance payments relate to two programs instituted for the 2003 season, the Entry Support Program (ESP) and the Team Assistance Program. ESP will provide up to $42,500 in cash payments to teams, per race, for each car entered into the series.

         The Company has entered into a sponsorship agreement with Ford Motor Company, which provides in part, that Ford will lease to each of the teams Ford vehicles for their use in 2003. For ease of administration, Ford has leased these vehicles to the Company and the Company has subleased the vehicles to each team on a net net basis. There is no net cost or benefit to the Company related to this arrangement.

         The Company purchased one hundred (100) race engines from Cosworth Racing, Inc. for a total purchase price of $4.0 million and agreed to pay for track support in the amount of $1.5 million. The Company in turn has leased these engines to each team on the basis of $100,000 per entrant per year.

         The following table lists the estimated amount of engine lease income we will receive and Entry Support Payments we will make to related parties for the 2003 race season.

-----------------------------------------------------------------------------------
                                              ENGINE LEASE INCOME      ESP PAYMENTS
     RACE TEAM/AFFILIATED PERSON                   FROM TEAMS            TO TEAMS
     ---------------------------                   ----------            --------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Newman/Haas Racing/Carl A. Haas                     $200,000            $1,530,000
-----------------------------------------------------------------------------------
Forsythe Racing, Inc./Gerald R. Forsythe             200,000             1,530,000
-----------------------------------------------------------------------------------
Patrick Racing, Inc./U.E. Patrick                    100,000               765,000
-----------------------------------------------------------------------------------
Derrick Walker Racing, Inc./Derrick Walker           200,000             1,530,000
-----------------------------------------------------------------------------------

         TEAM ASSISTANCE PROGRAM. The Team Assistance Program will supply an additional $30.0 million in team assistance spread over the 2003 race season as described above. The following table sets forth the Team Assistance Program payments to teams affiliated with directors and/or 5% stockholders.

-----------------------------------------------------------------------
     RACE TEAM/AFFILIATED PERSON               TEAM ASSISTANCE PAYMENTS
     ---------------------------               ------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
Newman/Haas Racing/Carl A. Haas*                     $ 2,000,000
-----------------------------------------------------------------------
Patrick Racing, Inc./U.E. Patrick*                     1,400,000
-----------------------------------------------------------------------
Derrick Walker Racing, Inc./Derrick Walker             5,925,000
-----------------------------------------------------------------------

* These agreements would put the Company over the $30.0 million in total team assistance the board of directors approved. The board has approved these contracts contingent on reducing the overall team assistance so as not to exceed $30.0 million.

PROMOTER AGREEMENTS

         Some of our directors or stockholders either control or are affiliated with others who control racing venues which stage CART and other racing events. We have entered into the following agreements with entities associated with directors or 5% stockholders:

         Carl A. Haas, a director of the Company and a race team owner, is a principal owner of Carl Haas Racing Teams, Ltd. and Texaco Houston Grand Prix L.L.C. ("HGP"), each of which have entered into Promoter Agreements with respect to Champ Car World Series races at the Wisconsin State Park Speedway in Milwaukee, Wisconsin and at a temporary road course in Houston, Texas. In the second quarter of 2002 the Promoter Agreement for the Milwaukee race was renewed for the 2002 event with the promoter having the option to extend for the 2003 and 2004 years. The sanction fees payable to CART under this agreement is similar to those paid by independent race promoters. Pursuant to the Promoter Agreement, entities affiliated with Mr. Haas have paid sanction fees to CART of $1.7 million. We are currently in negotiations regarding the option for the 2003 and 2004 events. In addition, we have incurred a total of $100,000 in sales costs and $100,000 in marketing expenses in relation to our race at Wisconsin State Park Speedway during 2002. The promoter agreement in regards to the Houston, Texas event provided for races to be held starting in 1998 through 2003. The Houston, Texas race was not held in 2002 and will not be held in 2003 due to construction on the temporary circuit in downtown Houston. Therefore, the promoter agreement has been terminated by mutual agreement. Carl Haas Racing Teams, Ltd. paid a $500,000 termination fee to CART and CART has received an option to acquire certain assets of HGP, used in operating the Houston event, for $750,000. This option was exercised and payment was made in January 2003.

         Gerald R. Forsythe, a race team owner and 24.9% stockholder, is a principal owner of the entities which entered into Promoter Agreements with respect to Champ Car World Series races in Monterrey, Mexico and Mexico City, Mexico. These entities affiliated with Mr. Forsythe have paid sanction fees to CART in the aggregate amount of $6.1 million for 2002. We are currently renegotiating the remaining years of the agreements.

         In addition, we have paid a total of $200,000 in sales costs and $200,000 in marketing expenses to these entities during 2002.

         In order to change the date of the Mexico City race as requested by Mr. Forsythe's affiliated entity, we have paid another promoter $250,000. Mr. Forsythe's affiliated entity reimbursed us for $125,000 of that expense.

         Gerald R. Forsythe is also a principal owner of an entity which entered into a Promoter Agreement with respect to Champ Car World Series races in Rockingham, England. The agreement provided for a race to be held beginning in 2001 through 2006. Following the cancellation of the race scheduled to be run in Germany, officials at Rockingham expressed concern regarding the viability of running a single event in Europe. In order to assure that the Rockingham event could move forward in 2002, we negotiated an amendment to the Promoter Agreement which reduced the sanction fee to $2.8 million and we assumed certain costs, including freight and transportation, in the amount of $900,000. In addition, the terms of the future years of the agreement, 2003-2006, were subject to renegotiation. This renegotiation has subsequently resulted in the cancellation of the remaining years of the agreement. In addition, we have paid a total of $100,000 in sales costs and $400,000 in marketing expenses to this entity during 2002.

         Floyd R. Ganassi Jr., a former director of the Company and a race team owner, is a principal owner of Chicago Motor Speedway, LLC and has entered into a Promoter Agreement with respect to a Champ Car World Series race at Chicago Motor Speedway in Cicero (Chicago), Illinois. Pursuant to the terms thereof, a Championship race was to be held through 2003. The Chicago Motor Speedway, LLC was to pay sanction fees to CART of $2.0 million for 2002 and $2.1 million for 2003. In 2002, the Chicago Motor Speedway, LLC announced the suspension of all race events at Chicago Motor Speedway. We then entered into an agreement with the Chicago Motor Speedway, LLC where we rented the track for $850,000 in 2002 and promoted the race ourselves.

OTHER TRANSACTIONS

         In addition to the above, we have entered into the following transactions with related parties:

         Mr. Forsythe is also a principal owner of the entity that holds our Mexican television rights through 2004. In return for these rights, we received a minimum guarantee of $300,000 in 2002 and will receive a minimum guarantee of $325,000 and $350,000 for each of the two years ending 2003 and 2004, respectively. In addition, we will receive 70% of the net profits, if any, until we reach $500,000, $550,000 and $600,000 for each of the three years ending 2002, 2003 and 2004, respectively.

         Mr. Ganassi is also principal owner of Target Chip Ganassi Racing, Inc., which entered into an agreement by which Target Chip Ganassi Racing Inc. ran a third car for a portion of the 2002 season. Pursuant to the terms thereof, we paid Target Chip Ganassi Racing, Inc. $1.7 million for running the third car, and we received the right to sell certain sponsorship space on that car.

         Ralph Sanchez, a director of the Company, is a principal owner of RAS Development, Inc. which has entered into a five year lease agreement with the Company for office space in Miami, Florida. Payments for this lease total $80,292, $97,957, $99,081, $100,045, $101,008 and $16,861 for 2003, 2004, 2005,
2006, 2007 and 2008, respectively.

PAYMENTS TO CART

         In addition to the payments described above, CART receives revenues from its race teams, including those affiliated with CART directors and/or 5% stockholders, for entry fees, equipment leases and other payments based solely on participation in CART events and CART's self-promoted event. During 2002, race teams affiliated with CART directors and/or 5% stockholders made such payments to CART as follows:

Team Green/Barry E. Green                       $187,360
Forsythe Racing, Inc./Gerald R. Forsythe         106,636
Chip Ganassi Racing Teams, Inc./Chip Ganassi      94,805
Newman/Haas Racing/Carl A. Haas                  142,368
Patrick Racing, Inc./U.E. Patrick                 71,500
Derrick Walker Racing, Inc./Derrick Walker        50,050

               ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE
                    ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Christopher R. Pook and Thomas L. Carter, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: WHICH SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on May
   23, 2003, the record date, is entitled to one vote at the annual meeting. On the record date, we had 14,718,134 shares of common stock issued and outstanding, held of record by 437 holders.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: WHO WILL COUNT THE VOTE?

A: A representative of Wells Fargo Minnesota, N.A., CART's transfer agent, will tabulate the votes and act as the inspector of election.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CART or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card which are then forwarded to CART management.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: CART will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials and/or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF
   STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

   STOCKHOLDER PROPOSALS: In order for a stockholder proposal to be considered for inclusion in CART's proxy statement for next year's annual meeting, the written proposal must be received by CART no later than February 4, 2004. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by CART no later than April 18, 2004 and shall contain such information as required under our Bylaws.

   NOMINATION OF DIRECTORS: Any stockholder of record may nominate persons for election to the Board of Directors by providing written notification to CART's secretary, in accordance with the Bylaws. Nominations for persons to be elected at the meeting of stockholders in 2004 must be received by April 18, 2004, and must include information concerning the proposed nominee as required by the Bylaws, and such person's written consent.

   COPY OF BYLAW PROVISIONS: You may contact the CART Corporate Secretary at our Company headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                                              By Order of the Board of Directors

                                              /s/ Christopher R. Pook
                                              --------------------------
                                              Christopher R. Pook
                                              President/CEO

                                              May 27, 2003

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                                       OF
                      CHAMPIONSHIP AUTO RACING TEAMS, INC.

ORGANIZATION

1. The Audit Committee is a committee of the Board of Directors of Championship Auto Racing Teams, Inc. The members and chair of the committee will be elected by the full Board on the recommendation of the Nominating and Corporate Governance Committee and will serve at the pleasure of the Board.

2. All members of the committee must meet the independence and experience requirements for audit committee members under the listing standards of the New York Stock Exchange and applicable law. Unless determined otherwise by the Board (in which case disclosure of such determination shall be made as required by applicable rules of the Securities and Exchange Commission ("SEC)), at least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. If an audit committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair his or her ability to serve on the audit committee and must disclose this determination in the annual proxy statement.

3.       The committee will regularly report on actions taken by it to the full
         Board.

4. The committee is authorized to obtain advice and assistance as it believes necessary from corporate personnel and from external legal, accounting and other advisors.

5. The committee will establish, with the assistance of management and the internal audit manager, a calendar incorporating regular reporting items it requires from independent auditors, the internal audit function and management during the year.

PURPOSE

The purpose of the committee will be to:

- Assist Board oversight of (i) the integrity of the corporation's financial statements, (ii) the corporation's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence and (iv) the performance of the corporation's internal audit function and independent auditor; and

- Prepare the committee report to be included in the corporation's proxy statement in accordance with applicable rules and regulations.

DUTIES AND RESPONSIBILITIES

The committee's duties and responsibilities will be to:

1. Retain and terminate, and be responsible for the compensation and oversight of, the corporation's independent auditor.

2. Approve all audit engagement fees and terms and all non-audit engagements with the independent auditor.

3. On an annual basis, obtain and review a report by the independent auditor describing (i) all relationships the independent auditor has with the corporation, including any management consulting services and related fees provided to the auditor (so that the committee may assess the auditor's independence); (ii) the firm's internal quality-control procedures; and (iii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. In connection with its evaluation of the independent auditor, the committee should, in addition to assuring the regular rotation of the audit partners as required by law, consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

4. Review and approve the committee's report to be included in the proxy statement and the corporation's response to any comments of the Securities and Exchange Commission on the report.

5. Review and discuss with management and the independent auditor the corporation's annual and quarterly financial statements, including the corporation's critical accounting estimates underlying the financial statements and other disclosures discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operation"; the effect of regulatory and accounting initiatives and any off-balance sheet structures on the corporation's financial statements; and any certification, report, opinion or review rendered by the independent auditor.

6. Resolve any disagreements between management and the independent auditors regarding financial reporting.

7. Discuss with management the corporation's earnings press releases before their release. In addition, discuss the types of financial information and earnings guidance provided to analysts and rating agencies.

8. Periodically consult with the independent auditor, outside the presence of management, about internal controls and the quality of the corporation's financial statements. As part of this review, the committee will receive regular reports from the corporation's counsel on significant litigation in which the corporation is involved and the anticipated impact of such litigation.

9. Meet separately, at least quarterly, with management, the internal audit manager and the independent auditor to review the integrity of the corporation's financial reporting processes, both internal and external.

10. Discuss with management significant risks or exposures that the corporation may have and the steps management has taken to monitor and control such risks or exposures.

11. Review and discuss with management and the independent auditor (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the corporation's selection or application of accounting principles or adoption of new accounting principles; (ii) major issues as to the adequacy of the corporation's internal controls and any special audit steps adopted in light of material control deficiencies; and (iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses prepared by management and the independent auditor of the effects of applying alternative accounting principles on the financial statements.

12. Consider, in consultation with the independent auditor, the internal audit manager and the chief financial officer, the audit scope and plan of the independent auditor and the internal auditors. Review with the independent auditor, the internal audit manager and the chief financial officer the coordination of the audit effort with respect to completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

13. Review with the independent auditor any audit problems or difficulties and management's response. This review must include any restrictions on the scope of the independent auditor's activities or on access to requested information and discussion of any disagreements with management. It should also include accounting adjustments proposed by the independent auditor but not adopted; communications between the audit team and the audit firm's national office with regard to auditing to accounting issues presented by the engagement; and any management or internal control letter issued or proposed to be issued by the independent auditor.

14. Receive any reports from the independent auditor under the provisions of Section 10A of the Securities Exchange Act of 1934 and review with management and recommend to the Board appropriate remedial action to be taken by the corporation.

15. Establish hiring policies with respect to employees or former employees of the independent auditor.

16. Discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function.

17.      Review the appointment and replacement of the internal audit manager.

18. Review significant reports to management prepared by the internal auditing department and management's responses.

19. Review legal and regulatory matters that may have a material impact on the corporation's financial statements.

20. Perform such other functions as may be assigned by the Board of Directors or as specified in policies adopted or approved by the Board of Directors.

21. Establish procedures for (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters. Receive reports regarding any violations of the corporation's code of business conduct and ethics relating to accounting, financial reporting or internal controls.

22.      Review and approve all related party transactions.

23. Evaluate the committee's own performance annually and report the results of the evaluation to the Board.

24. Review this charter at least annually and update as necessary (with any amendments subject to approval by the Board.)

ROLE OF THE AUDIT COMMITTEE

This charter assigns oversight responsibilities to the audit committee. Management is responsible for the preparation, presentation and integrity of the corporation's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The members of the audit committee are not acting as experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee's oversight does not provide an independent basis to determine that the corporation's financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the corporation's financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                       THURSDAY, JULY 17, 2003 10:00 A.M.

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             CORPORATE HEADQUARTERS
                          5350 LAKEVIEW PARKWAY DRIVE
                        SOUTH INDIANAPOLIS, INDIANA 46268













CHAMPIONSHIP AUTO RACING TEAMS, INC.
5350 LAKEVIEW PARKWAY DRIVE SOUTH
INDIANAPOLIS, INDIANA 46268                                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JULY 17, 2003.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Christopher R. Pook and Thomas L. Carter, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.











                      See reverse for voting instructions.

                                                      --------------------------
                                                      COMPANY #
                                                      CONTROL #
                                                      --------------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on July 16, 2003.

- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

-    Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/MPH/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 16, 2003.

- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Championship Auto Racing Teams, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0837.



      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                           \/    Please detach here     \/

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


1. Election of directors:       01 Robert D. Biggs     05 Christopher R. Pook   [ ] Vote FOR          [ ] Vote WITHHELD
                                02 Carl A. Haas        06 Rafael A. Sanchez         all nominees          from all nominees
                                03 James F. Hardymon   07 Frederick T. Tucker       (except as marked)
                                04 James A. Henderson  08 Derrick Walker

                                                                                        --------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                        --------------------------------



2.   To ratify the appointment of Deloitte & Touche LLP as the
     independent accountants for the year ended December 31, 2003.              [ ] For   [ ] Against   [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]    Indicate changes below:   Date _________________



                            ----------------------------------------------------




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                            Signature(s) in Box
                            Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.